Exhibit 99.1
THORATEC ANNOUNCES NEW $20 MILLION STOCK REPURCHASE PROGRAM
     (PLEASANTON, CA), February 6, 2006— Thoratec Corporation (Nasdaq: THOR), a world leader in products to treat cardiovascular disease, said today that its board of directors has authorized a new stock repurchase program under which Thoratec common stock with a market value of up to $20 million may be acquired in the open market or in privately negotiated transactions. The Company has $5 million remaining in a $25 million stock repurchase program previously authorized by the Company, which it intends to exhaust before utilizing the repurchase program authorized today.
     The number of shares to be purchased and the timing of such activity will be dependent on several conditions, including the price of Thoratec stock, general market conditions and other factors. As of the end of fiscal 2005, Thoratec had approximately 51 million diluted shares outstanding. The purchases will be funded from available cash and cash equivalents. The stock repurchase program will be effective immediately and purchases may continue until the authorized limit is reached or the Company discontinues the program. As of the end of 2005, the Company had repurchased Company common stock with an aggregate purchase price of $104.9 million under three separate stock repurchase programs authorized in 2004.
     “This stock repurchase program provides us the opportunity to continue to enhance shareholder value by responsibly managing dilution at attractive share prices.” said Gary F. Burbach, president and chief executive officer of Thoratec. “Based on the financial results for 2005, the positive experience with the HeartMate® II Phase II pivotal trial and continued physician enthusiasm for our products, we remain optimistic about Thoratec’s outlook,” he added
     Thoratec Corporation is a world leader in hemodynamic restoration therapy—developing products to treat cardiovascular disease. The company’s product line includes the Thoratec® VAD and HeartMate LVAS (Left Ventricular Assist System) with more than 10,000 devices implanted in patients suffering from heart failure. Thoratec’s product line also includes the Vectra® VAG for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com
Corporate Headquarters
Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8574 www.thoratec.com

Burlington Office 23 Fourth Avenue, Burlington, MA 01803 Tel 781-272-0139 Fax 781-852-8390	Rancho Cordova Office 2945 Kilgore Road, Rancho Cordova, CA 95670 Tel 916-852-2833 Fax 916-638-3216

     Many of the preceding paragraphs, particularly but not exclusively those addressing future performance or timeline and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “projects,” “hopes,” “believes,” “could,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales and the related gross margin for such product sales, the results of clinical            trials including the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage polices, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Factors That May Affect Future Results,” in Thoratec’s most recently annul report on Form 10-K and quarterly report on Form 10-Q. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information:
Cynthia Lucchese
Senior Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Kalt Rosen & Co.
(415) 397-2686
Media Contact Information:
Jennifer Chan
FischerHealth, Inc.
(310) 577-7870, ext.164
jchan@fischerhealth.com

Corporate Headquarters
Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8574 www.thoratec.com

Burlington Office 23 Fourth Avenue, Burlington, MA 01803 Tel 781-272-0139 Fax 781-852-8390	Rancho Cordova Office 2945 Kilgore Road, Rancho Cordova, CA 95670 Tel 916-852-2833 Fax 916-638-3216